EXCLUSIVE RIGHTS LICENSE AGREEMENT

Entered into on 31st March 2014 by and between:

Dallas Burston Pharma (DBP), Jersey Limited, Tradewinds, Jersey, Channel Islands

and Dermal Diagnostics Limited,(hereinafter referred to as Dermal). Holywell Park, Ashby Road, Loughborough, Leics, LE11 3AQ, UK

1.                   TERRITORIES

•         The TERRITORY in which DBP is to be given the EXCLUSIVE right to market and promote (directly to doctors and consumers) the Product as more particularly described in Section 1, the Product, is the UK and Republic of Ireland; for the avoidance of doubt the product will not be sold or licensed by the licensor in the territories to any other party for sale by any other means.

2.                   THE PRODUCT

The Dermal Glucose Monitoring Device and Patches, as defined in Patents listed in Appendix 1, Patents for reverse Iontophoresis, Cumulative Measurement of an analyte, and Methods for non-invasively detecting the relative levels of two analytes; further defined as patches for reverse iontophoresis consisting of glucose oxidase enzyme sensors, and associated watch like device (to be worn on the wrist or forearm) for the measurement of glucose extracted from the skin of a human. The rights granted herein apply specifically to the Product defined in this Section 2, the Product, for the measurement of glucose, and does not in any way confer any rights or title to the said patents, nor does it confer any ownership or exclusivity, other than the licensed rights set out in Section 1, the Territories.

3.                   TRADEMARK

DBP will register a common European Trademark(s) to protect the interests of DBA’s brand of the Dermal Glucose Monitoring Device in the TERRITORY defined in Section 1.

4.                   LICENSING PAYMENTS TO BE MADE

DBP will pay £1million as a one off non-refundable fee [which for the avoidance of doubt is not contingent on any other conditions being met by Dermal] to secure the rights to market the products as defined herein for the Territory defined in Section 1, the Territories, upon signature of this Agreement by both parties.

5.            CONFIDENTIALITY AND NO PUBLICITY

Each party undertakes that it shall not at any time disclose to any person any confidential information concerning the affairs, business, clients, customers or suppliers of the other party, except that each party may disclose the other party's confidential information: (a) to its employees, officers, representatives or advisers who need to know such information for the purposes of carrying out the party's obligations under this Agreement. Each party shall ensure that its employees, officers, representatives or advisers to whom it discloses the other party's confidential information comply with this Section 6; and (b) as may be required by law, a court of competent jurisdiction or any governmental or regulatory authority. No party shall use the other party's confidential information for any purpose other than to perform its obligations under this Agreement.

The parties agree not to disclose details of this Agreement, or the existence of any terms and conditions of this Agreement, other than where required to do so by legal order.

Each party agrees that in the event of any breach or threatened breach by it of this Section 6, the other party may obtain, in addition to any other legal remedies which may be available, such equitable relief as may be necessary to protect the other party against any such breach or threatened breach.

7.            GOVERNING LAW AND JURISDICTION

This Agreement shall be governed and construed in accordance with the laws of England and Wales and each party consents to the exclusive jurisdiction of the courts located there for any dispute arising out of this Agreement.

8.            FULL COMMERCIAL LICENSING AGREEMENT

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement will be superseded by a full commercial licensing agreement, once the Product can be commercialized by Dermal, defined as successful CE mark Approval. The full license agreement will include full product costing and supply costs.

9.            NO ASSIGNMENT

DBP may not assign this Agreement or any interest herein without Dermal’s express prior written consent.

10.          SEVERABILITY

If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

11.          NOTICES

Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognised overnight delivery services.

Dermal:

Dermal Diagnostics Limited, Holywell Park, Ashby Road, Loughborough, Leics, LE11 3AQ, UK

DBP:

Dallas Burston Pharma (DBP), Jersey Limited, Tradewinds, Jersey, Channel Islands

12.          NO IMPLIED WAIVER

Either party's failure to insist in any one or more instances upon strict performance by the other party of any of the terms of this Agreement shall not be construed as a waiver of any continuing or subsequent failure to perform or delay in performance of any term hereof.

13.          HEADINGS

Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Dermal

For and on behalf of: Dermal Diagnostics Limited,

Dr Faz Chowdhury, CEO

Signature:

Date:

WITNESSED BY:

NAME:

JOB TITLE:

ADDRESS:

DBP

For and on behalf of DALLAS BURSTON PHARMA (JERSEY LIMITED)

Dr Dallas Burston, CEO

Signature:

Date:

WITNESSED BY:

NAME:

JOB TITLE:

ADDRESS:

Appendix 1 – PATENTS PERTAINING TO THE PRODUCT

Internal Standard concept - elimination of need for 'routine' finger-prick calibration

Country	Publication Number	Priority Date	Date granted	Title	Expiry Date
USA	7,555,337	22/06/2001	30/06/2009	Method for non-invasively determining the relative levels of Two Biological Substances	21/06/2021
Canada	2,450,965	22/06/2001	18/08/2009	Method for non-invasively determining the relative levels of Two Biological Substances	21/06/2021
USA	7,693,573	23/06/2001	06/04/2010	Method for non-invasively determining the relative levels of Two Biological Substances	21/06/2021
Europe	WO 03/000340	22/06/2001	Mar-13	Method for non-invasively determining the relative levels of Two Biological Substances	21/06/2021

Patches for Reverse Iontophoresis - Platform for non-invasive continuous analyte monitoring - IP covering core technology - device

Country	Publication Number	Priority Date	Date granted	Title	Expiry Date
Europe	977280.6	30/06/2008	18-May-12	Patches for Reverse Iontophoresis	29/06/2028
Canada	2766331	30/06/2008	pending	Patches for Reverse Iontophoresis	29/06/2028
USA	13/002,012	30/06/2008	pending	Patches for Reverse Iontophoresis	29/06/2028
Hong Kong	11109421.7	30/06/2008	13-Jun-12	Patches for Reverse Iontophoresis	29/06/2028
China	200980130090-3	30/06/2008	pending	Patches for Reverse Iontophoresis	29/06/2028
Japan	2011-51599	30/06/2008	pending	Patches for Reverse Iontophoresis	29/06/2028
India	218-KOLNP/2011	30/06/2008	pending	Patches for Reverse Iontophoresis	29/06/2028
Australia	200965416	30/06/2008	pending	Patches for Reverse Iontophoresis	29/06/2028
Brazil	P10915238-4	30/06/2008	pending	Patches for Reverse Iontophoresis	29/06/2028

Algorithm to determine the concentration of an analyte - IP relating to broad  algorithm method

Country	Publication Number	Priority Date	Date granted	Title	Expiry Date
UK	1208950.4	21/05/2012	pending	Cummulative Measurement of an analyte	20/05/2032
PCT	PCT/GB2013/051322	21/05/2012	pending	Cummulative Measurement of an analyte	20/05/2032

TO BE FILED IN ALL MAJOR TERRITORIES PRIOR TO EXPIRY OF PCT PHASE IN NOVEMBER 2014